                                                                    EXHIBIT 23.4


                               CONSENT OF COUNSEL




         We consent to the use of our opinions, to the incorporation by reference of such opinions as an exhibit to the Form S-11 and to the reference to our firm under the heading "Certain Legal Matters" in the Prospectus included in this Form S-11. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.






                                         SILVER, FREEDMAN & TAFF, L.L.P.


Washington, D.C.
October 8, 1997